UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 10, 2003

                          Appalachian Bancshares, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Georgia                      000-21383                   58-2242407
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)


                829 Industrial Boulevard, Ellijay, Georgia 30540
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                    (Address of principal executive offices)


                                 (706) 276-8000
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              (Registrant's telephone number, including area code)


                                 Not applicable
           ----------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c)  Exhibits

     Exhibit No.                        Description
    -------------   ------------------------------------------------------------

         99 Press release issued by Appalachian Bancshares, Inc., dated November 10, 2003, announcing a restatement of the earnings-per-share data included in its report of unaudited results of operations and earnings for the three months and nine months ended September 30, 2003, as previously reported on November 4, 2003.

Item 12. Results of Operation and Financial Condition.

     On November 10, 2003, Appalachian Bancshares, Inc. (the "Company") issued a press release, announcing a restatement of the earnings-per-share data included in its report of unaudited results of operations and earnings for the three months and nine months ended September 30, 2003, as reported in its press release and Form 8-K filing on November 4, 2003. A copy of the November 10, 2003 press release is attached hereto as Exhibit 99 (the "Earnings Release").

         The information in the preceding paragraph, as well as the information contained in Exhibit 99 referenced therein, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          APPALACHIAN BANCSHARES, INC.


November 10, 2003                   By: /s/  Darren M. Cantlay
                                       -----------------------------------------
                                       Darren M. Cantlay
                                       Chief Financial Officer

                                                                      Exhibit 99
                                                                      ----------


                          APPALACHIAN BANCSHARES, INC.
                REPORTS ADJUSTED EARNINGS-PER-SHARE DATA FOR THE
                 THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003

Ellijay, Georgia - (PR Newswire) - November 10, 2003 - Appalachian Bancshares, Inc. (the "Company") (Other OTC: APAB.PK) announced today that it has retroactively adjusted its earnings-per-share data, as previously reported in the Company's earnings release on November 4, 2003, in order to fully reflect its previously announced issuance, on July 1, 2003, of a ten percent stock dividend in the aggregate amount of 332,826 shares of the Company's common stock.

The Company, in its previous earnings release on November 4, 2003, reported that basic earnings per share were $0.61 and $0.60 for the nine months ended September 2003 and 2002, respectively, while diluted earnings per share were $0.58 and $0.56, respectively, for the same reporting periods. The Company further reported that basic earnings per share were $0.22 and $0.23 for the quarters ended September 30, 2003 and 2002, respectively, while diluted earnings per share were $0.21 and $0.21, respectively, for the same reporting periods.

The Company reports today that, as adjusted to reflect the ten percent stock dividend, its basic earnings per share were $0.58 and $0.55 for the nine months ended September 30, 2003 and 2002, respectively, while its diluted earnings per share were $0.55 and $0.52, respectively, for the same reporting periods.
Further, its basic earnings per share were $0.22 and $0.21 for the quarters ended September 30, 2003, and 2002, respectively, while its diluted earnings per share were $0.21 and $0.19, respectively, for the same reporting periods.

Appalachian Bancshares, Inc., is a bank holding company that owns all of the outstanding shares of capital stock of Appalachian Community Bank. The Company, through Appalachian Community Bank, engages in a full range of banking services in northern Georgia, through banking offices located in Ellijay, East Ellijay, Blue Ridge and Blairsville, Georgia. The main banking office of the Company, which is located in Ellijay, Georgia, is operated under the trade name "Gilmer County Bank."


Certain statements in the release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," "continue," or the negatives thereof, or other variations thereon or similar terminology, and are made on the basis of management's plans and current analyses of the Company, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, the Company's financial performance and could cause actual results for 2003 and beyond to differ materially from those expressed or implied in such forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Please contact Tracy R. Newton,  Chief Executive Officer,  or Darren M. Cantlay,
Chief  Financial  Officer,   with  any  questions  or  requests  for  additional
information, at 706-276-8000.